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                                                                    EXHIBIT 10.4

                           STOCK TRANSFER AGREEMENT

     THIS STOCK TRANSFER AGREEMENT ("Agreement") is entered into as of the 7th day of December 1998, by and between WORLDQUEST COMMUNICATIONS, Inc., a Delaware Corporation ("Purchaser" or "Communications"), ("WORLDQUEST NETWORKS, LLC ("LLC") and WORLDQUEST NETWORKS, INC., a Texas Corporation (the "Corporation").

     WHEREAS, the Corporation has 10,000,000 shares of common stock authorized, $.10 par value, and 5,000,000 shares of preferred stock authorized, $.10 par value, and LLC owns 3,000,000 shares of common stock, and there are options and warrants granted for an additional 357,341 shares of common stock;

     WHEREAS, the parties hereto acknowledge that prior to the date hereof Purchaser and/or Communications have funded approximately $100,000 for the benefit of LLC and the Corporation and have granted an exclusive license to use the name "WorldQuest" to both LLC and the Corporation which has not been memorialized in writing and the parties desire to memorialize such license in writing by virtue of this Agreement; and

     WHEREAS, LLC and the Corporation acknowledge that in consideration of the approximate $100,000 funded for the benefit of LLC and Corporation and in exchange for the exclusive license of the name "WorldQuest" Purchaser was to receive 360,000 shares of common stock in the Corporation and that LLC desires to cause the transfer of such shares to be made to Purchaser so that Purchaser will own of record a total of ten percent (12%) of the issued and outstanding shares of common stock of the Corporation.

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Transfer of Shares. LLC hereby agrees to transfer and assign record and beneficial ownership of 360,000 shares of the issued and outstanding shares of common stock of the Corporation to Purchaser representing twelve percent (12%) of the issued and outstanding shares of common stock of the Corporation as of the date of this Agreement (the "Acquired Shares") and the Corporation shall cancel common stock certificate number 002, representing 2,990,000 shares of common stock, upon receipt thereof from LLC and shall issue one (1) stock certificate in Purchaser's name in the amount of 360,000 shares of common stock of the Corporation which shall be delivered to Purchaser within ten (10) business days following the execution of this Agreement and shall issue one (1) stock certificate in LLC's name in the amount of 2,630,000 shares of common stock which shall be delivered to LLC within ten (10) business days following the execution of this Agreement.

2. License; No Repayment of $100,000. Each of Purchaser and Communications confirm and agree that they have granted an exclusive (except for the retained right hereinafter set forth), perpetual, world-wide license to both LLC and the Corporation to use the name "WorldQuest", reserving only the right in the name of Communications to use the name "WorldQuest" for use in connection with its existing business. Purchaser and Communications also confirm and agree that they do not expect to be repaid from

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any source the approximate amount of $100,000 previously funded by them to or for the benefit of LLC and the Corporation.

3. Title to the Stock. LLC represents and warrants to the Purchaser that (i) LLC has good, absolute and marketable title to the Acquired Shares, free and clear of all liens, claims, encumbrances and restrictions of every kind; and
(ii) LLC has the complete and unrestricted right, power and authority to transfer and assign the Acquired Shares hereunder. LLC makes no other warranty or representation to Purchaser concerning or relating to the Acquired Shares, other than as stated herein.

4. Representations of Purchaser, (and Communications). Each of Purchaser and Communications represents and warrants to LLC and the Corporation as follows:

     A. Each of Purchaser and Communications is a corporation duly organized, validly existing and in good standing under the laws of Nevada. The Purchaser has full corporate power and authority to enter into and to perform this Agreement and to acquire the Acquired Shares from LLC and has received all financial and other information which Purchaser has requested about LLC and the Corporation and Purchaser understands that neither LLC nor the Corporation guarantees or represents that there will ever be an appreciation in the price of the Acquired Shares and that the price of the Acquired Shares may decline; Communications has full corporate power and authority, to enter into and to perform this Agreement; and this Agreement has been, or when executed will be, duly executed and delivered by each of Purchaser, and Communications and is or will be, upon execution, the legal and binding obligation of each of Purchaser and Communications enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and principles of equity.

     B. Purchaser acknowledges that the Acquired Shares have not been registered under the Securities Act of 1993 (the "Act") or qualified under any state securities act in reliance on certain exemptions, and Purchaser also acknowledges that there are substantial restrictions of the transferability of the Acquired Shares, that the shareholders have no right to require that the Acquired Shares be registered under the Act and that there will be no public market for the Acquired Shares unless they are registered under the Act.

5. Representation of the Corporation and LLC. The Corporation and LLC hereby represent and warrant to Purchaser the following:

     A. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Texas. The Corporation has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, properties and business. Each of LLC and the Corporation has full limited liability company or corporate power and authority to enter into and to perform this Agreement and to consummate the transactions contemplated hereby.

     B. The authorized capital stock of the Corporation consists solely of 10,000,000 shares of common stock, 3,000,000 of which are issued and outstanding, and 5,000,000 shares of preferred stock, no shares of which are issued and outstanding. There are no other authorized classes or series of capital stock of the Corporation, except that a series of 166,667 shares of preferred stock have been designated as

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Series A Preferred Stock, but no shares of such series are issued and outstanding. All outstanding shares of common stock of the Corporation are duly authorized, validly issued, fully paid, and nonassessable and have been offered, issued, sold and delivered by the Corporation in compliance with applicable securities laws. There are no preemptive rights with respect to the common stock or preferred stock of the Corporation. There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, whether express or implied, obligating the Corporation to issue any shares of common stock or preferred stock of the Corporation or securities exchangeable for or convertible into the common stock or preferred stock of the Corporation except for a warrant to purchase 159,474 shares of common stock at an exercise price of $3.33 per share granted to InterVoice, Inc.; options to purchase 167,867 shares of common stock at an exercise price of $3.33 per share granted to Michael Lanham; and options exercisable at an exercise price of $1.00 per share granted to directors of the Corporation (an aggregate of 20,000 shares) and employees of the Corporation (an aggregate of 10,000 shares). The issuance and delivery at the Closing of the certificates representing the Acquired Shares will provide Purchaser record ownership to such Acquired Shares free and clear of all liens assuming Purchaser has taken no action to create a lien on any of the Acquired Shares. Except for the Articles of Incorporation and Bylaws of the Corporation, and this Agreement, there are no outstanding agreements or documents binding on the Corporation regarding the transfer, voting, pledge, optioning, or gifting of any capital stock of the Corporation.

     C. The Corporation does not own, directly or indirectly, any of the capital stock of any other corporation or any entity, profit sharing participation or other interest in any other entity.

     D. The execution, delivery and performance by the Corporation of this Agreement has been duly authorized and approved by the board of directors of the Corporation, and no further corporate action on the part of the Corporation is necessary to fully authorize such execution, delivery and performance. The execution, delivery and performance by LLC of this Agreement has been duly authorized and approved by the members of LLC, and no further limited liability company action on the part of LLC is necessary to fully authorize such execution, delivery and performance. This Agreement has been, or when executed will be, duly executed and delivered by the Corporation and LLC and is or will be, upon execution, the legal and binding obligation of the Corporation and LLC enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and principles of equity.

     E. The execution and delivery of this Agreement will not (a) result in a breach or violation of, constitute a default under, or result in the creation of any lien upon any of any assets owned by the Corporation; or (b) violate any provision of any law applicable to the Corporation.

     F. The Corporation has all licenses and permits necessary to conduct the operation of the Corporation and all governmental regulatory forms have been timely filed.

     G. Schedule I sets forth a true, correct and complete copy of the Financial Statements. Except for the absence of footnotes and subject to normal year-end adjustments, the Financial Statements (a) fairly present the financial position of the Corporation, and the consolidated results of operations of the Corporation for the respective periods indicated therein; (b) have been prepared on a consistent basis with prior periods; and (c) have not been rendered untrue, incomplete, or unfair as representations of the financial condition or results of operations of Corporation by the subsequent discovery of events or

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occurrences which should have been reflected in such financial statements.

     H. Except as set forth on Schedule H, the Financial Statements reflect all material liabilities of the Corporation which are required to be reflected thereon. All reserves shown or incorporated in the Financial Statements are reasonable to provide for losses thereby contemplated. Except as set forth in the Financial Statements or on Schedule H, the corporation is not liable upon or with respect to, subject to or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any other Person and there is no basis for the assertion of any such claims or liabilities.

6. Anti-Dilution Protection. Upon issuance by the Corporation of shares at a price below $1.00 per share ("Dilution Price"), the Corporation shall issue shares to Purchase equal to the product of the number of shares purchased by Purchaser multiplied by the difference in the purchase price per share for such shares divided by the Dilution Price.

Survival of Representations. All representations, warranties and agreements made by any party to this Agreement shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

8. Indemnification of Purchaser. The Corporation shall defend, indemnify and hold Purchaser harmless from, against and in respect of any and all claims, demands, lawsuits, proceedings, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorneys' fees and costs of investigation (all of the foregoing are hereinafter collectively referred to as the "Claims") which arise or result from or relate to:

     A. The breach or failure of any representation or warranty made by the Corporation under or contained in this Agreement;

     B. The breach by the Corporation of, or failure by the Corporation to perform any of its covenants, commitments, agreements or obligations under or contained in this Agreement, or

     C. Purchaser being required to defend against, assume or discharge any debt, liability or obligation of the Corporation of any nature whatsoever.

9.   Arbitration.

     A. In the event of a dispute arising out of or relating to this Agreement, then, upon notice by any party to the other parties (an "Arbitration Notice") and to the American Arbitration Association (the "AAA"). 140 West 51st Street, New York, New York 10020-1202 (telephone 212-484-3266; fax 212-3074387), the dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with the AAA's Commercial Arbitration Rules (the "Rules") as modified or supplemented by this Agreement. The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or

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judgment of the arbitrator shall be final and binding on all parties and the judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute.

     B. Promptly after the Arbitration Notice is given, the AAA will select five (5) possible arbitrators, to whom the AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve. The AAA shall continue to designate potential arbitrators until the parties have a panel of five (5) arbitrators to select from. After the panel of five (5) potential arbitrators has been completed, a two page summary of the background of each potential arbitrator will be given to each of the parties and the parties will have a period of ten
(10) days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one (1) of the parties shall notify the AAA and the other party, and the AAA will notify each party that each such party has five (5) days from the AAA's notice to strike two (2) names from this list and advise the AAA of the two (2) names stricken. After expiration of the strike period, if all but one (1) candidate of the panel has been stricken, the remaining one (I) person will be the arbitrator. If two (2) or more have not been stricken, then the AAA shall select the arbitrator from one of those not stricken. The decision of the AAA with respect to the selection of the arbitrator will be final and binding in such case. For purposes of this Section 9., Purchaser will be one party and the Corporation will be one party.

     C. No litigation or other proceeding may ever be instituted at any time in any court or before an administrative agency or body for the Purpose of adjudicating, interpreting, or enforcing any of the rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of having the award or judgment of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available.

     D. Within ten (10) days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place in Dallas, Texas at a time designated by the arbitrator for the purpose of each party making a one (1) hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence with has been presented to him by the parties who did appear.

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10.  Choice of Law.  It is the intention of the parties that the laws of the
State of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the right and benefit of the parties.

11. Benefits. Each party agrees to execute any additional instruments necessary to effectuate the intent of this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties' personal representatives, successors and/or assigns.

12. Notices. All notices. requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or deposited in the United States Postal Service, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, or faxed and confirmed, if addressed to the respective parties as follows:

If to the Corporation or LLC:

c/o WorldQuest Networks, Inc.
16990 Dallas Parkway, Suite 220
Dallas, TX 75248

If to the Purchaser or Communications:

c/o WORLDQUEST COMMUNICATIONS, Inc.
6408 Clinton Highway
P.O. Box 12322
Knoxville, TN 37912-0322
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13.  Entire Agreement.  This Agreement cancels and supersedes all prior negotiations and understandings between the parties relating hereto, and embodies the entire agreement and understanding between such parties with respect to the matters covered hereby.

14. Attorney Fees. The Corporation agrees to pay reasonable attorney fees and expenses of the Corporation' and Purchaser's counsel that have been incurred in the preparation of this transaction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of December 7, 1998.

THE CORPORATION:
----------------
WORLDQUEST NETWORKS, INC.


By: /S/ MICHAEL LANHAM
   ____________________________
   Michael Lanham, President


LLC:
----

WORLDQUEST NETWORKS, LLC


By: /S/ MIKE ADLER
   ___________________________________
   Mike Adler, Chief Executive Officer


PURCHASER (COMMUNICATIONS):
---------------------------

WORLDQUEST COMMUNICATIONS, INC.



By: /S/ E. DENTON JONES
   ____________________________
   E. Denton Jones, President

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